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                                                                   Exhibit  10.7

                             INTERCREDITOR AGREEMENT

     INTERCREDITOR AND SUBORDINATION AGREEMENT (this "Agreement") dated as of August 25, 2003 by and among Monitronics International, Inc., a Texas corporation (the "Borrower"), Fleet National Bank, as Administrative Agent for the Lenders from time to time party to the Credit Agreement referred to below (the "Administrative Agent"), and The Northwestern Mutual Life Insurance Company ("NML").

                                    RECITALS

     WHEREAS, the Borrower, the Administrative Agent, Bank of America, N.A., as syndication agent, and the Lenders referred to therein are entering into a Credit Agreement dated as of the date hereof (as amended, modified, supplemented and/or extended from time to time, the "Credit Agreement", capitalized terms used herein and not otherwise defined shall have the same meanings herein as in the Credit Agreement), pursuant to which the Lenders have agreed, subject to the terms and conditions set forth therein, to make revolving credit loans, swing line loans and term loans to the Borrower (collectively, the "Loans"), such Loans to be evidenced by the Borrower's Revolving Credit and Term Notes, payable to the order of the respective Lenders (collectively, as amended, modified, supplemented and/or extended from time to time the "Notes"); and

     WHEREAS, the Borrower and NML are parties to that certain Subordinated Note and Warrant Purchase Agreement dated as of January 18, 2002 (the "Original Purchase Agreement"), whereby NML extended loans to the Borrower in an aggregate principal amount of Forty Million Dollars ($40,000,000) on the terms and conditions set forth therein, such loans evidenced by the Borrower's 13.5% Subordinated Notes Due January 18, 2009, in the aggregate principal amount of Forty Million Dollars ($40,000,000) issued to NML (collectively, as amended, modified, supplemented and/or extended from time to time, the "Subordinated Notes") and warrants to purchase an aggregate of up to 1,133,328 shares of Class A Common Stock, par value $.01 per share, of the Borrower (the "Warrants"); and

     WHEREAS, on the date hereof, concurrently with the funding of the initial Loans under the Credit Agreement, NML and the Borrower are entering into the First Amendment to Subordinated Note and Warrant Purchase Agreement (the "Amendment"; the Amendment and the Original Purchase Agreement being referred to herein collectively as the "Subordinated Purchase Agreement"), and the Borrower is redeeming Twenty Million Four Hundred Ninety Thousand Nine Hundred Twenty Seven Dollars and 10/100 ($20,490,927.10) in principal amount of the Subordinated Notes and paying such amounts as required under the Original Purchase Agreement to be paid in connection with such redemption; and

     WHEREAS, the obligation of the Lenders to make the Loans is subject to the condition, among others, that NML shall execute and deliver this Agreement and subordinate, to the extent and in the manner hereinafter set forth, the Subordinate Liabilities (as hereinafter defined);

     NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein, the parties hereto agree as follows:

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                                    AGREEMENT

Section 1. Definitions.

     As used in this Agreement, the terms defined above shall have their respective meanings set forth above and the following terms shall have the following meanings:

     1.1 "Senior Agreements" shall mean, collectively, the Credit Agreement, the Notes, the Security Documents and each other Loan Document, in each case, as amended, restated, modified, supplemented and/or extended from time to time.

     1.2 "Senior Event of Default" shall mean the occurrence of any Default or Event of Default under and as from time to time defined in the Credit Agreement.

     1.3 "Senior Lender" or "Senior Lenders" shall mean the Administrative Agent, each Lender now or hereafter party to the Credit Agreement together with any other holder of any Senior Obligations, jointly, severally or jointly and severally, as the context may require.

     1.4 "Senior Obligations" shall mean any and all indebtedness of the Borrower to the Senior Lenders for principal, interest (including, without limitation, interest and other amounts that would accrue and become due but for the filing of a petition in bankruptcy or the operation of the automatic stay under Section 362(a) of Title 11 of the United States Code, as amended, or similar laws, as now or hereafter in effect, whether or not any such interest or other amounts is allowed as a claim enforceable against the Borrower in such proceeding), fees, indemnities, expenses and costs (including costs of collection, and including fees and expenses accrued during any bankruptcy proceeding, whether or not such fees and expenses are allowed as a claim enforceable against the Borrower in such proceeding) and all other amounts, including amounts advanced to protect the liens and security interests (and/or the collateral) of the Senior Lenders, in each case as provided under the Senior Agreements and/or any documents contemplated thereby, direct or indirect, contingent or non-contingent, secured or unsecured, now existing or hereafter arising or incurred or now or hereafter due and owing to the Senior Lenders; provided, that the principal amount (exclusive of interest (including, without limitation, interest and other amounts that would accrue and become due but for the filing of a petition in bankruptcy or the operation of the automatic stay under Section 362(a) of Title 11 of the United States Code, as amended, or similar laws, as now or hereafter in effect, whether or not any such interest or other amounts is allowed as a claim enforceable against the Borrower in such proceeding)) of such indebtedness shall not exceed an amount equal to $470,000,000, without the prior written consent of the Subordinated Creditors in accordance with Section 6.2 hereof.

     1.5 "Subordinated Creditors" shall mean NML, together with any other holder of any Subordinate Liabilities.

     1.6 "Subordinated Debt Documents" shall mean the Subordinated Purchase Agreement, the Subordinated Notes and the Warrants, in each case as amended, restated, modified, supplemented and/or extended from time to time.

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     1.7 "Subordinate Liabilities" shall mean all indebtedness of the Borrower to the Subordinated Creditors for (a) principal of and interest on the Subordinated Notes, together with any prepayment fees or premiums under the Subordinated Notes and (b) any and all other indebtedness, liabilities or obligations of any kind or nature of the Borrower, direct or indirect, contingent or non-contingent, now existing or hereafter arising or incurred or now or hereafter due and owing to any Subordinated Creditor under or with respect to the Subordinated Notes and/or the Subordinated Purchase Agreement, including without limitation fees, expenses, costs, and post-petition interest in bankruptcy.

Section 2. Subordination.

     2.1 Subordination. So long as any Senior Obligations are outstanding or the Lenders are obligated to make Loans to the Borrower under the Credit Agreement, each Subordinated Creditor agrees that the Subordinate Liabilities are and shall at all times hereafter be expressly subordinate and junior in right of payment and exercise of remedies to all Senior Obligations in the manner and to the extent set forth in this Section 2, including but not limited to the occurrence of redemptions or any other events that would require the Borrower to accelerate payment in respect of the Subordinate Liabilities. Without limiting the foregoing, any lien on, security interest in, or mortgage or pledge of or into any of the assets of the Borrower in favor of or for the benefit of any Subordinated Creditor, whether now existing or arising in the future, is hereby expressly made subordinate and junior in priority of payment and right of enforcement to any liens, security interests, mortgages or pledges of or into any of the assets of the Borrower, both now existing and arising in the future, securing any of the Senior Obligations.

     2.2 Bankruptcy; Insolvency, etc.

          (a) In the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceedings relative to the Borrower or to its assets, or in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Borrower, whether or not involving insolvency or bankruptcy, so long as any Senior Obligations are outstanding, the holders of Senior Obligations shall be entitled in any such proceedings to receive payment in full in cash of all Senior Obligations before the Subordinated Creditors are entitled in such proceeding to receive any payment on account of the Subordinate Liabilities (except for payment in securities which are subordinate and junior in right of payment to all Senior Obligations then outstanding), and to that end in any such proceedings, so long as any Senior Obligations remain outstanding, any payment or distribution of any kind or character, whether in cash or in other property, to which the Subordinated Creditors would be entitled but for the provisions hereof (except for payment in securities which are subordinate and junior in right of payment to all Senior Obligations then outstanding) shall be delivered to the holders of Senior Obligations to the extent necessary to make payment in full in cash of all Senior Obligations remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of Senior Obligations in respect thereof.

          (b) So long as any Senior Obligations remain outstanding, the holders of Senior Obligations (or their representatives) are authorized and empowered, in any proceedings described in Section 2.2(a), in their own names or in the names of the Subordinated Creditors, to

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(i) file claims, proofs of claim and other instruments of similar character reasonably necessary to enforce the obligations of the Borrower in respect of the Subordinate Liabilities in the event the Subordinated Creditors fail to do so within 15 days of the due date pertaining thereto; and (ii) receive and apply to the Senior Obligations every payment or distribution of every kind or character to which such Subordinated Creditors are entitled in respect thereof and give acquittance therefor. The Subordinated Creditors will execute and deliver such other documents and instruments as the holders of the Senior Obligations, or any agent or representative designated by them may reasonably request in order to give effect to the foregoing terms of this Section 2.2(b). Notwithstanding the foregoing, neither this Section 2.2 nor any other provision of this Agreement, the Subordinated Debt Documents or the Borrower's charter documents shall be construed to give any holder of Senior Obligations any right to vote any Subordinated Note, or any shares of common stock of the Borrower represented by the Warrants or issued pursuant to the exercise of the Warrants or any claim thereunder or with respect thereto, or any portion of any such notes, shares or claims, whether in connection with any resolution, arrangements, plan of reorganization, compromise, settlement, election of trustees or otherwise.

     2.3 Payment Block.

          (a) If any default in the payment (a "Payment Default") on account (y) of any principal of or interest on the Notes, or (z) any fees or other amounts payable in respect of any Senior Obligations in the aggregate in excess of $250,000, (in either case, whether at maturity or at a date fixed for prepayment or by declaration, acceleration or otherwise) occurs or exists, then (i) the rights of any Subordinated Creditor to receive any payments or other distributions with respect to the Subordinate Liabilities shall be suspended from and after the date that such Subordinated Creditor receives from the Administrative Agent a notice (a "Stop Payment Notice") of such Payment Default,
(ii) immediately following any Payment Default, and without the necessity of delivery of a Stop Payment Notice, no payment or distribution of any character, whether in cash, securities or other property (except for payment in securities which are subordinate and junior in right of payment to all Senior Obligations then outstanding) shall be made by the Borrower on account of the Subordinate Liabilities or in respect of the redemption, retirement, purchase or other acquisition thereof, and (iii) following the receipt by any Subordinated Creditor of a Stop Payment Notice, no payment or distribution of any character, whether in cash, securities or other property on account of the Subordinate Liabilities or in respect of the redemption retirement, purchase or other acquisition thereof (except for payment in securities which are subordinate and junior in right of payment to all Senior Obligations then outstanding) shall be received or accepted by such Subordinated Creditor unless and until such Payment Default shall have been cured or waived.

          (b) If any Senior Event of Default has occurred and is continuing under circumstances in which Sections 2.2 and 2.3(a) are not applicable, or would occur after giving effect to any payment in respect of the Subordinate Liabilities, then (i) the rights of any Subordinated Creditor to receive any payments or other distributions with respect to the Subordinate Liabilities shall be suspended from and after the date that such Subordinated Creditor receives a Stop Payment Notice from the Administrative Agent with respect to such default, and (ii) from and after the delivery of such a Stop Payment Notice, no payment or distribution of any character, whether in cash, securities or other property (except securities

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which are subordinate and junior in right of payment to all Senior Obligations then outstanding) shall be made by the Borrower, or received or accepted by any Subordinated Creditor from the Borrower, on account of the Subordinate Liabilities, or in respect of the redemption, retirement, purchase or other acquisition thereof, unless and until such default shall have been cured or waived in writing by the Senior Lenders or 180 days shall have elapsed since the date upon which such Subordinated Creditor received such Stop Payment Notice, whichever is earlier; provided, however, that, for purposes of this subsection
(b), the Administrative Agent shall not be permitted to (i) issue a Stop Payment Notice more than once during any 365 consecutive days, (ii) issue more than four Stop Payment Notices in the aggregate during the term of this Agreement, or
(iii) use any default existing on the date that any Stop Payment Notice is issued by it (and with respect to which it had at that time actual knowledge) as the basis for the issuance of any subsequent Stop Payment Notice; provided, further, however, that the limitations set forth in the foregoing proviso shall not be applicable with respect to a Stop Payment that is deemed to be delivered under this subsection (b) as a result of the delivery by a Subordinated Creditor of an Acceleration Notice (as defined in Section 2.4 hereof). Unless the provisions of Sections 2.2 or 2.3(a) become applicable (whether by acceleration or otherwise), no payment suspension period commenced pursuant to this Section 2(b) shall exceed 180 consecutive days.

          (c) Notwithstanding anything to the contrary contained in Section 2.3(b), the Borrower may pay and each Subordinated Creditor may take and retain any payment on the Subordinate Liabilities before receipt by the Borrower of a Stop Payment Notice, except for prepayments or redemptions in respect thereof (whether mandatory or otherwise); provided, however, that in the event that
Section 2.2 or Section 2.3(a) become applicable (whether by acceleration or otherwise during the pendency of a payment suspension period pursuant to Section 2.3(b)), then the provisions of Section 2.2 or Section 2.3(a), as applicable, shall become effective without the necessity of delivery of a Stop Payment Notice. Subject to the proviso in the immediately preceding sentence, the Borrower shall be entitled to resume the making of any payments otherwise prohibited under this Section 2.3, including any payments previously suspended, at such time as the default giving rise to such prohibition shall have been cured or waived in writing or the applicable period following the date upon which the Subordinated Creditors received the relevant Stop Payment Notice shall have elapsed. The making of payments by the Borrower to the extent permitted by this Agreement (including payments made during the pendency of a Senior Event of Default when no Stop Payment Notice is in effect) shall not constitute a breach of Section 8.7 of the Credit Agreement, except for purposes of determining whether the conditions to lending thereunder have been satisfied.

          (d) Notwithstanding anything to the contrary herein, the Administrative Agent shall not be required to deliver Stop Payment Notices to Transferees (as hereinafter defined) who have not complied with Section 6.1 hereof.

     2.4 Standstill. Each Subordinated Creditor agrees that such Subordinated Creditor shall not exercise any rights or remedies or take any enforcement action available upon the occurrence of a default or an event of default or otherwise under the documents evidencing the Subordinate Liabilities or take any action toward the collection of any Subordinate Liabilities during the period (the "Standstill Period") ending on the earliest of (a) the expiration of 90 days following the Subordinated Creditor giving a written notice to the Borrower and the

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Administrative Agent stating that a default or an event of default under the Subordinated Debt Documents to which it is a party has occurred and is continuing and confirming that such Subordinated Creditor intends to exercise its rights and remedies with respect to such default or event of default, (b) the date the Senior Lenders accelerate the maturity of the Senior Obligations or the date the Senior Lenders exercise any foreclosure remedies or proceedings available to it upon an event of default with respect to the Senior Obligations,
(c) the occurrence of a proceeding described in Section 2.2(a) above, (d) the date that all of the Senior Obligations shall have been paid in full and the Senior Agreements are terminated, (e) the date that the Borrower makes any payment or distribution, other than in the ordinary course of business, in respect of any indebtedness which is not either Senior Obligations or other indebtedness which, by its terms, is senior in right of payment to the Subordinate Liabilities or, if earlier, the date that the Borrower enters into any agreement to effectuate such a payment of distribution or (f) the date on which the Borrower consummates a sale of its assets, the proceeds of which have an aggregate book value in excess of 25% of the book value of the Borrower's consolidated assets prior to such sale. The failure to make a payment of principal of, interest on, or fees, costs or expenses relative to any of the Subordinate Liabilities by reason of any provision of this Agreement shall not be construed as preventing the occurrence of a default or event of default with respect to such Subordinate Liabilities. In the event that the Subordinated Creditors commence the exercise of any rights or remedies or any enforcement action after the expiration of any Standstill Period imposed pursuant to this
Section 2.4, then the Borrower hereby agrees not to assert, and hereby waives any right to assert, as a defense or otherwise, that such exercise of rights, remedies and/or enforcement actions by the Subordinated Creditors are untimely or that the Subordinated Creditors' delay in commencing such rights, remedies and/or enforcement actions constitutes a waiver of any of its rights or remedies or is otherwise commercially unreasonable. Furthermore, the Borrower agrees that any applicable statute of limitations that would otherwise prevent the Subordinated Creditors from pursuing any claim with respect to the Subordinate Liabilities shall be tolled upon the commencement of, and until the expiration of, any Standstill Period imposed pursuant to this Section 2.4, and the Borrower hereby agrees not to assert, and hereby waives any right to assert as a defense, any applicable statute of limitations without giving effect to such tolling. Notwithstanding the foregoing, no Subordinated Creditor shall be prohibited from
(i) taking any action at any time that is required under applicable law to toll any applicable statute of limitations that (without giving effect to the preceding sentence) would otherwise prevent such Subordinated Creditor from preserving any claim with respect to the Subordinate Liabilities, provided that such Subordinated Creditor simultaneously provides the Administrative Agent and the other Subordinated Creditors with written notice thereof; or (ii) accelerating the maturity of the Subordinated Notes; provided, however, that if such Subordinated Creditor intends to accelerate the maturity of the Subordinated Notes at any time prior to the expiration of the applicable Standstill Period, then (x) such Subordinated Creditor shall provide the Administrative Agent with written notice prior to such acceleration (an "Acceleration Notice"), (y) no enforcement action shall be taken by any holder of Subordinate Liabilities with respect to such acceleration during the Standstill Period, and (z) such Acceleration Notice shall be deemed also to constitute a Stop Payment Notice under Section 2.3(b) hereof unless a payment block pursuant to a Stop Payment Notice under Section 2.3(b) is then in effect. If any holder of Subordinate Liabilities receives any payment from the Borrower, such payment shall be deemed to constitute a representation of the Borrower to the Senior Lenders and the Subordinated Creditors that no Senior Event of Default exists under the Credit Agreement (and that, after

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giving effect to such payment, no Senior Event of Default will exist), and that such payment is permitted to be paid by the Borrower under the Credit Agreement and this Agreement.

     2.5 Turn-Over of Payments Received by Subordinated Creditors.

          (a) In the event that the Borrower shall make or any Subordinated Creditor shall receive any payment on the Subordinate Liabilities which the holders thereof are not permitted to receive and retain pursuant to Sections 2.1, 2.2, 2.3, or 2.4, such payment shall be held in trust by the Subordinated Creditor receiving same, for the benefit of the Senior Lenders, and shall be paid over immediately (without necessity of demand) to the Administrative Agent, for the benefit of the holders of the Senior Obligations, as their respective interests may appear, for application in accordance with the Senior Agreements to the payment of all Senior Obligations remaining due and payable until the same shall have been paid in full in cash, after giving effect to any concurrent payment or distribution to the holders of such Senior Obligations.

          (b) The proceeds of any sale or other disposition (other than to the Borrower, or any Subsidiary or any Affiliate of the Borrower which has liability for the Loans) of Subordinate Liabilities in accordance with Section 6.1 hereof, which may be received by a holder thereof, shall not be treated as a payment to which the holders of Senior Obligations are entitled under this Agreement.

     2.6 Obligations Absolute. The provisions of this Agreement are solely for the purposes of defining the relative rights of the holders of Senior Obligations on the one hand and the holders of Subordinate Liabilities on the other hand, with respect to the enforcement of rights and remedies and priority of payment of the various obligations of the Borrower to each of them. Nothing herein shall impair, as between the Borrower and the holder of any Subordinate Liabilities, the obligations of the Borrower, which are unconditional and absolute, to pay to the holder thereof the principal and interest thereon and any other liabilities encompassed in the Subordinate Liabilities, all in accordance with their respective terms, nor shall anything in this Agreement prevent the occurrence of any event of default under the Subordinated Debt Documents, or prevent any Subordinated Creditor from exercising all remedies otherwise permitted by the Subordinated Debt Documents, applicable law or otherwise, subject to (a) the rights, if any, of the holders of Senior Obligations under Section 2.5 of this Agreement to receive cash or property otherwise payable or deliverable to the Subordinated Creditors, and (b) the restrictions on the Subordinated Creditors in favor of the holders of Senior Obligations set forth in Section 2 hereof.

     2.7 Subrogation. Upon and subject to the payment in full in cash of the Senior Obligations, the Subordinated Creditors shall be subrogated to the rights of the holders of Senior Obligations to receive payments or distributions of assets of the Borrower applicable to the Senior Obligations until the Subordinate Liabilities shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of Senior Obligations to which the Subordinated Creditors would be entitled except for the provisions of this Agreement shall, as between the Borrower and its creditors other than the holders of Senior Obligations and the Subordinated Creditors, be deemed to be a payment on account of the Senior Obligations. Each Subordinated Creditor hereby waives any claim against the Senior Lenders based on impairment

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of the Subordinated Creditor's rights of subrogation against the Borrower due to the action or inaction of the Senior Lenders or otherwise.

     2.8 Subordination Not Affected. Without the necessity of any reservation of rights against or any notice to or further assent by the Subordinated Creditors,
(i) any demand for payment of any Senior Obligations made by any holder of Senior Obligations may be rescinded in whole or in part by such holder, (ii) the holders of Senior Obligations may exercise or refrain from exercising any rights and/or remedies against the Borrower and others, if any, liable under the Senior Obligations, and (iii) the Senior Obligations (including without limitation, the Credit Agreement, the Notes, the Security Documents and the other Loan Documents), or any collateral security therefor or right of any nature with respect thereto, may be amended, extended, modified, continued, accelerated, compromised, waived, surrendered or released by the holders of the Senior Obligations, and any agreement or instrument evidencing, securing or otherwise relating to the Senior Obligations may be amended, extended, modified, continued, accelerated, compromised, waived, surrendered or released by the holder thereof, all without impairing, abridging, releasing or affecting in any manner the subordination of the Subordinate Liabilities to the Senior Obligations provided for herein; provided, that without the prior written consent of the Subordinated Creditors (including, for purposes of this Section, only Transferees who have complied with Section 6.1 hereof), the Senior Lenders shall not amend or otherwise modify any provision of the Senior Agreements to
(i) expressly prohibit the Borrower from making payments in respect of the Subordinate Liabilities that, in each case, are permitted to be made under this Agreement; (ii) expressly prohibit the Borrower from making any amendments or modifications to the documents relating to the Subordinate Liabilities that are not prohibited hereby or by the Senior Agreements as in effect on the date hereof; (iii) to increase the stated applicable pre-default or post-default interest rate margin by more than 2.00% per annum above the respective stated margin set forth in the Senior Agreements as in effect on the date hereof; (iv) to extend any maturity date under the Senior Agreements (as in effect on the date hereof) more than sixty (60) days; (v) to increase the stated principal amount of the Senior Obligations to more than the principal amount set forth in the definition of Senior Obligations or (vi) to shorten the amortization period of the Loans under the Credit Agreement as in effect on the date hereof, except to the extent that the shortening of such period results solely from a change in the maturity date under the Senior Agreement. Without limiting the foregoing, each Subordinated Creditor waives any and all notice of the creation, amendment, extension, acceleration, compromise, continuation, waiver, surrender, release or modification of any nature of any Senior Obligations, and notice of or proof of reliance by the holders of Senior Obligations upon the subordination provided for herein. The Senior Obligations shall conclusively be deemed to have been created, contracted or incurred in reliance upon the provisions of this Agreement.

     2.9 Right To Retain Payment Received. Any payment in respect of the Subordinate Liabilities which is not required to be held in trust for the benefit of, or paid over to, the holders of Senior Obligations pursuant to
Section 2.3 or Section 2.5, and which is received by the holders of the Subordinate Liabilities shall become the sole and absolute property of the holders of Subordinate Liabilities and shall not, by virtue of the provisions of this Agreement or otherwise, be subject to any payment over or any distribution to or claim by any holders of Senior Obligations or any other person.

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Section 3. Notices.

     3.1 By the Senior Lenders to the Subordinated Creditors. The Administrative Agent shall endeavor to provide the Subordinated Creditors with notice of any Senior Event of Default by the Borrower under the Credit Agreement simultaneously with giving notice to the Borrower, provided, however, that the Senior Lenders shall have no liability to the Subordinated Creditors for the Administrative Agent's failure to provide the Subordinated Creditors with any such notice(s), and further provided, that the failure to give such notice(s) shall not alter, amend, or affect the subordination provisions of this Agreement.

     3.2 By the Subordinated Creditors to the Senior Lenders. Each Subordinated Creditor shall endeavor to provide the Administrative Agent with notice of any default under the Subordinated Debt Documents simultaneously with giving notice to the Borrower, provided, however, that no Subordinated Creditor shall have any liability to the Senior Lenders for such Subordinated Creditor's failure to provide any notice required under this Section 3.2.

     3.3 By the Borrower to the Administrative Agent. The Borrower shall provide the Administrative Agent with copies of all notices of any default received by it from any Subordinated Creditor immediately upon its receipt thereof.

     3.4 By the Borrower to the Subordinated Creditors. The Borrower shall provide the Subordinated Creditors with copies of all notices of any default received by it from any Senior Lender immediately upon its receipt thereof.

Section 4. Representations and Warranties.

     4.1 By the Borrower. The Borrower represents and warrants as follows:

          (a) Subordinated Purchase Agreement; Subordinated Notes. Attached hereto as Exhibit A are true, correct and complete copies of the Subordinated Debt Documents.

          (b) No Assignment or Participation in Subordinated Notes. The Subordinated Creditors are the registered owners of the Subordinated Notes and the Warrants.

          (c) Authorization and Enforceability. The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action on the part of the Borrower, and this Agreement constitutes a valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

          (d) Subordinated Notes Legended. The Borrower has caused the Subordinated Notes and the Warrants issued to and held by the Subordinated Creditors to be affixed with a legend referencing this Agreement and the subordination provisions hereof.

     4.2 By the Subordinated Creditors.

          (a) Each Subordinated Creditor hereby represents and warrants that it has not sold (in whole or in part) or granted any assignments of or participations in the Subordinated

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Notes or the Warrants; nor has such Subordinated Creditor granted or permitted to exist any lien or encumbrance of any nature on such Subordinated Notes or Warrants.

          (b) Each Subordinated Creditor hereby acknowledges that this Agreement is a "subordination agreement" within the meaning of Section 501(a) of the United States Bankruptcy Code, 11 U.S.C. (S)510(a).

Section 5. Covenants of the Subordinated Creditors.

     5.1 Amendment of Subordinated Purchase Agreement and Subordinated Notes. Neither the Borrower nor the Subordinated Creditors will, without the prior written consent of the Senior Lenders, amend or consent to the amendment of the Subordinated Debt Documents if such amendment would (i) increase the principal amount or interest rate payable by the Borrower in respect of the Subordinated Notes (except increases in principal amount of the Subordinated Notes as a result of payment-in-kind interest), and/or the amount of the Subordinate Liabilities; (ii) change the dates on which payments of principal or interest on the Subordinated Notes or any other Subordinate Liabilities are due; (iii) amend existing covenants or the related definitions used therein (by making them more restrictive), including but not limited to the financial covenants set forth therein; (iv) amend the definitions of default or event of default appearing in the Subordinated Debt Documents; (v) add any provisions to the Subordinated Debt Documents requiring the Borrower to make any additional payments or prepayments to the Subordinated Creditors or requiring the Borrower to purchase, exchange or redeem any portion of the Subordinate Liabilities or the Warrants, or (vi) take any collateral as security for the Subordinate Liabilities.

     5.2 Validity and Enforceability of Liens Securing Senior Obligations; Cooperation with Senior Lenders; Consent to Asset Sales by the Borrower.

          (a) The Subordinated Creditors will not in any proceeding, whether in connection with a bankruptcy or insolvency or other event described in Section
2.2 or otherwise, (i) challenge or contest (or join in any challenge or contest by any third party) the superiority, priority, validity or enforceability of any security interest or lien granted to the Administrative Agent and/or the Senior Lenders pursuant to the Senior Agreements or (ii) challenge the validity or enforceability of such Senior Agreements, or any provisions thereof. The Subordinated Creditors hereby waive any right to require the Administrative Agent or other holders of the Senior Obligations to marshal the collateral for such Senior Obligations.

          (b) Without limiting the foregoing, the Subordinated Creditors will not challenge or oppose (or join with any party challenging or opposing) or take any action whatsoever to impair the exercise by the Senior Lenders of the right granted to the Senior Lenders to move for the appointment of a receiver for the Borrower.

Section 6. Miscellaneous.

     6.1 Transfers. No Subordinated Creditor shall sell, assign or otherwise transfer, in whole or in part, any Subordinate Liabilities or any interest therein, to any other person or entity (a "Transferee") unless such Transferee first signs an acknowledgment in the form of Exhibit B hereto and delivers a signed counterpart hereof to each other party hereto, whereby each such Transferee shall become a party hereto and expressly acknowledges the subordination provided for herein and agrees to be bound by all of the terms hereof. The Borrower hereby agrees that any such transfer shall not affect its obligations under this Agreement and that it will promptly execute and deliver any such counterpart when requested to do so.

     6.2 Modifications. No amendment, modification, termination or waiver of any provision of this Agreement, or consent to any departure therefrom, shall in any event be effective without the written concurrence of the Administrative Agent and the holders of at least a majority of the Subordinated Notes then outstanding.

     6.3 Termination; Reinstatement. This Agreement shall remain in full force and effect until the payment in full in cash of all Senior Obligations and the expiration or termination of the obligations of the Lenders to make Loans to the Borrower under the Senior Agreements, provided, that this Agreement shall continue to be effective or be reinstated (as the case may be) if at any time payment of any of the Senior Obligations is refunded or rescinded or must otherwise be returned by the Senior Lenders upon a bankruptcy, arrangement, reorganization or similar proceeding for relief of debtors under state or federal law or otherwise, all as though such payment had not been made.

     6.4 Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and shall be deemed to have been given and received the (i) day of sending if delivered by hand delivery, telegram, telecopy or telex, receipt confirmed, (ii) one (1) day after being sent, if sent by Federal Express, Express Mail, or other similar nationally known overnight delivery service, or (iii) three (3) days after being deposited in the mails, registered or certified with postage prepaid, and properly addressed. For the purposes hereof, the address of each party hereto is as set forth under its name on the signature pages hereof, or such other address as such party may specify by written notice to each other party.

     6.5 Third Party Rights. This Agreement is solely for the benefit of the Senior Lenders, the Subordinated Creditors and the Borrower, and no other person shall have any right, benefit, priority or other interest under, or because of the existence of, this Agreement.

     6.6 Counterparts. This Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute one and the same instrument.

     6.7 Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement, including the validity hereof and the rights and obligations of the parties hereunder, shall be governed by, and construed in accordance with, the internal laws (as opposed to the conflicts of law provisions, but including sections 5-1401 and 5-1402 of the general obligations law of the State of New York) and decisions of the State of New York. Each party hereto hereby irrevocably submits to the nonexclusive jurisdiction of any New York or Federal court sitting in the City of New York, New York over any suit, action or proceeding arising out of or relating to this

Agreement and waives, to the fullest extent permitted or not prohibited by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.7.

     6.8 Descriptive Headings. The descriptive headings of this Agreement are for convenience only and shall have no legal effect.

                            [Signature pages follow]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as an instrument under seal as of the date first above written.

                                 ADMINISTRATIVE AGENT:


                                 FLEET NATIONAL BANK,
                                 as Administrative Agent for the Senior Lenders


                                 By: /s/ John F. Lynch
                                     -------------------------------------------
                                     Name:
                                     Title:

                                 100 Federal Steet
                                 Boston, MA  02110
                                 Attention: John F. Lynch, Senior Vice President

                                 With a copy to:

                                 Peter M. Palladino, P.C.
                                 Choate, Hall & Stewart
                                 Exchange Place
                                 53 State Street
                                 Boston, MA 02109

                                 SUBORDINATED CREDITOR:


                                 THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY


                                 By: /s/ Mark Kishler
                                     -------------------------------------------
                                     Name: Mark Kishler
                                     Title: Authorized Representative

                                 The Northwestern Mutual Life Insurance Company 720 East Wisconsin Avenue
                                 Milwaukee, WI 53202
                                 Attention: Securities Department
                                 Fax: (414) 665-7124

                                 with a copy to:

                                 The Northwestern Mutual Life Insurance Company 720 East Wisconsin Avenue
                                 Milwaukee, WI 53202
                                 Attention: Tim Otto, Legal Department
                                 Fax: (414) 665-7016


                                 BORROWER:


                                 MONITRONICS INTERNATIONAL, INC.


                                 By: /s/ James R. Hull
                                     -------------------------------------------
                                     James R. Hull, President
                                     12801 Stemmons Freeway, Suite 821
                                     Dallas, TX 75234

                                 with a copy to:

                                 Vinson & Elkins L.L.P.
                                 3700 Trammell Crow Center
                                 2001 Ross Avenue
                                 Dallas, TX 75201
                                 Attention:  Christine Hathaway, Esq.

                                   EXHIBIT B

                                 ACKNOWLEDGMENT

     The undersigned purchaser, assignee, or transferee of the Subordinate Liabilities described in Schedule 1 attached hereto, hereby acknowledges the terms of this Intercreditor and Subordination Agreement and the subordination provided for herein and agrees to be bound by all of the terms hereof. This Agreement will be attached to and become part of the Intercreditor and Subordination Agreement.

                                     -------------------------------------------


                                     By:
                                         ---------------------------------------
                                     Its:
                                          --------------------------------------
                                     Date:
                                           -------------------------------------


                                     Notice Address:


                                     -------------------------------------------

                                     -------------------------------------------

                                     -------------------------------------------
                                     Attention:
                                                --------------------------------
                                     Telecopy Number:
                                                      --------------------------

Acknowledged and Agreed:

MONITRONICS INTERNATIONAL, INC.


By:
    -----------------------------
    Name:
    Title: